[LOGO OF BRIO TECHNOLOGY]
                                                                    EXHIBIT 99.1


                                                      FOR IMMEDIATE DISTRIBUTION

For more information:       Media Relations            Financial Contact
Tamara L. MacDuff           Chris Brown                Heidi Flannery
Brio Technology, CFO        Brio Contact - Text 100    Fi.Comm for Brio
408-496-7750                415-593-8466               503-844-8888
tamara.macduff@brio.com     briopr@text100.com         heidi.flannery@ficomm.com



            BRIO TECHNOLOGY plans PRIVATE PLACEMENT of common stock


SANTA CLARA, Calif., August 8, 2001 - Brio Technology, Inc. (Nasdaq: BRIO) today announced its intention to obtain financing of up to $20 million through a private placement of its common stock and warrants. If completed as currently scheduled, the Company anticipates closing the transaction before the end of this calendar year. Brio(R) plans to use the proceeds of the private placement for working capital and general corporate purposes.

The securities offered in the private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without either being registered or being subject to an applicable exemption from registration requirements.